UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

May 1, 2015

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014 (Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 6, 2015, ERBA Diagnostics, Inc. (the “Company”) announced the appointment of Ernesina Scala as Chief Financial Officer, effective May 1, 2015. A copy of the press release announcing this appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Scala, age 53 years, will report to the Company’s Chief Executive Officer.  Because Ms. Scala joined the Company during the second fiscal quarter of 2015, the Company’s Chief Executive Officer – Mohan Gopalkrishnan – will serve as the Company’s Principal Financial Officer and Principal Accounting Officer until such time as the Company has filed its Annual Report on Form 10-K for the 2014 fiscal year and its Quarterly Report on Form 10-Q for the first fiscal quarter of 2015 with the Securities and Exchange Commission.  Accordingly, at such time that both filings have been made by the Company, Ms. Scala will then assume the responsibilities of the Company’s Principal Financial Officer and Principal Accounting Officer.

Ms. Scala has over 20 years’ experience in finance and accounting.  Prior to joining the Company, from 2002 until 2014, Ms. Scala was employed at Tyco International Ltd. (“Tyco”) and held various senior finance and accounting positions, most recently as Senior Director of Finance and Chief Financial Officer Latin America.  Prior to Tyco, Ms. Scala was the Director of Consolidation and SEC Reporting for Sensormatic Electronics Corporation, which was acquired by Tyco.  Ms. Scala began her career at Ernst & Young.  She received a Bachelor of Science degree in Accounting and a Masters of Accounting degree from Florida Atlantic University.  Ms. Scala is a licensed Certified Public Accountant in the State of Florida.

Ms. Scala will receive a base salary at the annual rate of $210,000 and will be eligible to receive a discretionary bonus at a target rate of 30% of her base salary based on the attainment of mutually agreed upon performance goals.  Ms. Scala will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s executive officers. Ms. Scala’s employment is at-will and may be terminated by the Company or by Ms. Scala at any time for any reason or for no reason.

In connection with her appointment, Ms. Scala will receive 40,000 non-qualified stock options which shall vest over 4 years at the rate of 25% per year.  The stock options will be issued pursuant to the Company’s 2009 Equity Incentive Plan.

There are no arrangements or understandings between Ms. Scala and any other person pursuant to which Ms. Scala was appointed as an executive officer of the Company.  There are no family relationships between Ms. Scala and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company).  There have been no transactions nor are there any proposed transactions between the Company and Ms. Scala that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Exhibits

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

ERBA Diagnostics, Inc.

Dated: May 6, 2015	By:	/s/	Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 6, 2015.